Exhibit 99

FOR MORE INFORMATION CONTACT:

David Martin
Chief Financial Officer
Action Performance Companies
602-337-3636

or

Jeff Schoenborn
Burson-Marsteller
212-614-4792
jeffrey_schoenborn@nyc.bm.com

Action Performance’s Board of Directors Declares Quarterly Dividend

     PHOENIX — March 5, 2004 — Action Performance Companies, Inc. (NYSE: ATN) today reported that its Board of Directors, at its regularly scheduled March 5, 2004 meeting, declared a quarterly dividend of five cents ($0.05) per share of common stock for the quarter ending March 31, 2004.

     The dividend is payable on April 12, 2004 to shareholders of record at the close of business on March 19, 2004.

About Action Performance

     Action Performance Companies Inc. (NYSE: ATN) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail and department stores, specialty dealers. Additional information about Action Performance can be found at www.action-performance.com.

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